Exhibit 10.10.2

                                   Form of
                              Amendment No. 2 to
                        Vermont Yankee Power Contract


       AMENDMENT, dated as of April 15, 1983, between VERMONT YANKEE NUCLEAR POWER CORPORATION ("Vermont Yankee"), a Vermont corporation and
                                 (the "Purchaser") to the Power Contract,
dated as of February 1, 1968, as amended as of June 1, 1972, between Vermont Yankee and the Purchaser.

       It is agreed that, in order to provide for the accrual of an appropriate fund for decommissioning the Vermont Yankee nuclear generating plant at the end of its useful life, said Power Contract is hereby amended as follows:

       1. The second paragraph of Section 7 is hereby amended to insert the clause "or, in the case of payments under clause (b) below, commencing on or after the date authorized by FERC" and the clause "plus (b) the Total Decommissioning Costs for the month with respect to the Unit," and to reletter the two final clauses, so that the entire paragraph reads as follows:

              "With respect to each month commencing on or after the plant completion date or, in the case of payments under clause (b) below, commencing on or after the date authorized by FERC, the Purchaser will pay Vermont Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) Vermont Yankee's total fuel costs for the month with respect to the Unit, plus (b) the Total Decommissioning Costs for the month with respect to the Unit, plus (c) Vermont Yankee's total operating expenses for the month with respect to the Unit, plus (d) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this Section 7."

       2. Section 7 is further amended by inserting therein immediately preceding the ultimate paragraph thereof the following three paragraphs:

             "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Vermont Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit plus
       (y) Decommissioning Tax Liability for such month. It is understood (i) that such funds may be held by Vermont Yankee or, if required, by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with Section 20 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements (other than those relating to spent nuclear fuel) of the Nuclear Regulatory Commission or its successors (NRC) for permanent cessation of operation of a nuclear facility.

       "Decommissioning Expenses" shall include:

       (1) All costs and expenses of removing the Unit from service, including without limitation, dismantling, mothballing, removing radioactive material (excluding spent nuclear fuel) to temporary and/or permanent storage sites, decontaminating, restoring and supervising the site, and any costs and expenses incurred in connection with proceedings before governmental regulatory authorities relating to any authorization to decommission the Unit or remove the Unit from service;

       (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers, of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Vermont Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and

       (3) All overhead costs applicable to the Unit during its decommissioning period, including, without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), licenses, excises, and assessments, casualties, surety bond premiums and insurance premiums.

              "Decommissioning Tax Liability" for any month shall be an amount established by Vermont Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause (x) portion of Total Decommissioning Costs for such month multiplied by a fraction whose numerator is equal to the combined highest statutory federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory federal and state marginal income tax rate. Vermont Yankee will use its best efforts to obtain as promptly as possible favorable tax treatment of the payments for Total Decommissioning Costs hereunder so that Decommissioning Tax Liability may be minimized.

              Without limiting the generality of the foregoing, amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either (i) properly chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable regulations of the NRC or the Federal Energy Regulatory Commission or its successors (FERC) or any other regulatory agency having jurisdiction."

       3. A new Section 7A is hereby inserted therein immediately following Section 7 thereof as follows:

       "7A.   Decommissioning Fund.

              Vermont Yankee agrees to cause an appropriate decommissioning fund to be established in accordance with applicable regulatory requirements. It is anticipated that FERC may require an independent trust or other separate fund to be created which will have the necessary powers to hold and invest all funds collected for the decommissioning of the Unit and to disburse the same to pay, or to reimburse Vermont Yankee for, such costs when actually incurred for decommissioning of the Unit or removal of the Unit from service. If during the term of such trust or fund federal or state legislation or regulations are promulgated which so permit or require, or an alternative entity is created for funding decommissioning of the Unit, such trust will have the authority, with the concurrence of Vermont Yankee, to transfer its trust estate to such newly authorized entity for the purpose of providing for the decommissioning of the Unit or removal of the Unit from service.

              Vermont Yankee agrees to pay to, or cause to be paid to, said decommissioning fund or trust all funds collected hereunder for the express purpose of decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of decommissioning collections have been resolved, any funds collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded as Purchaser."

       4. The last five lines of the first paragraph of Section 9 following clause (iii) thereof are hereby amended to read as follows:

       "then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the provisions relating to the payment of Total Decommissioning Costs shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until December 31, 2002 or the completion of decommissioning, whichever is earlier. Such cancellation shall be effected by written notice given by the Purchaser to Vermont Yankee. In the event of such cancellation, all continuing obligations of the parties other than the obligations relating to the payment and application of Total Decommissioning Costs to the extent excluded from such cancellation by the second preceding sentence, but including the Purchaser's obligations to continue payments pursuant to clauses (a), (c), and (d) of the second paragraph of Section 7 hereof, shall cease forthwith. Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 12.

       5.     A new Section 20 is inserted therein as follows:

       "20.   Amendments

              Upon authorization by Vermont Yankee's board of directors of uniform amendments to all the sponsor power contracts, Vermont Yankee shall have the right to amend the provisions of Section 7 hereof insofar as they relate to the amounts collectible by Vermont Yankee pursuant to clause (b) of the second paragraph of
       Section 7 hereof or to the timing of such collections by serving an appropriate statement of such amendment upon the Purchaser and filing the same with FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order duly issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto."

       This Amendment No. 2 shall become effective on April 24, 1983, subject to any suspension order duly issued by the Federal Energy Regulatory Commission.

       IN WITNESS WHEREOF, the parties have executed this amendment by their respective officers duly authorized as of the day and year first named above.

                                VERMONT YANKEE NUCLEAR POWER CORPORATION


                                    By     ______________________________
                                                        President

                                                 R.D. 5, Ferry Road, Box 169
                                                 Brattleboro, Vermont 05301



                                                PURCHASER


                                          By ______________________________
                                                 (Officer)